Exhibit 99.1

P r e s s R e l e a s e Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer
AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — FEBRUARY 20, 2008, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2007
Houston, Texas, February 20, 2008 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $34.0 million, or $0.16 per share on a diluted basis, for the three months ended December 31, 2007 compared with net income of $52.5 million, or $0.24 per share on a diluted basis, for the fourth quarter of 2006. Revenues for the fourth quarter of 2007 were $213.0 million compared with revenues for the fourth quarter of 2006 of $240.3 million.
For the year ended December 31, 2007, Grey Wolf reported net income of $169.9 million, or $0.79 per share on a diluted basis, on revenues of $906.6 million. This compares with net income of $220.0 million, or $0.98 per share on a diluted basis, on revenues of $945.5 million for the year ended December 31, 2006. The 2006 results include an after-tax gain related to insurance proceeds of $2.7 million ($0.01 per diluted share) and after-tax gains of $7.6 million ($0.03 per diluted share) from the sale of five rigs formerly held for refurbishment and other spare equipment.
“Grey Wolf delivered the second highest annual financial results in its history in 2007,” commented Thomas P. Richards, Chairman, President and Chief Executive Officer. “Throughout the year, U.S. land drilling activity was fairly stable, but an influx of new rigs into the market reduced contract renewal rates, mobilization recoveries and rig utilization. This moderated Grey Wolf’s year-over-year results, and EBITDA was $376.7 million for 2007, down from $432.0 million a year ago.”
“The Company’s portfolio of long-term contracts helps buffer these market trends, and our technically enhanced fleet, capable of addressing the well-construction challenges facing our customers, has supported our strong utilization relative to our peers,” Mr. Richards continued. “Over the past three years, Grey Wolf has spent approximately $168.0 million to upgrade the drilling capacity of our rig fleet and $120.0 million for eight newly built rigs with best in class capabilities. Additionally, our two new multi-well PaDSRigsTM will be deployed in the Rockies in the second and third quarters of 2008, bringing Grey Wolf’s fleet to 123 rigs.”
Mr. Richards concluded, “We are looking forward to continued strong financial results in 2008. While additional new rigs are still entering the market, the rate of entry has slowed significantly and we expect the new supply to be partially offset by the rationalization of our competitors’ older less capable equipment. Commodity prices remain a strong incentive for our customers to drill.”

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 20, 2008
The Company is marketing 121 rigs with 102 rigs working today. Of the 102 rigs working, 53 are working under daywork term contracts, 44 are working under spot market daywork contracts and five are working under turnkey contracts. Grey Wolf averaged 103 rigs working in the fourth quarter of 2007. This compares with an average of 104 rigs working in the third quarter of 2007 and 110 rigs working during the fourth quarter of 2006. The Company averaged 105 rigs working for the full year of 2007.
Under daywork term contracts, the Company has approximately 13,600 days, or an average of 37 rigs, contracted for 2008 and 6,500 days, or an average of 18 rigs, committed in 2009. Leading edge daywork bid rates range from $14,000 to $20,000 per day without fuel or top drives, and this range has been fairly consistent over the past several months.
Capital expenditures totaled $220.2 million in 2007, including $30.1 million during the fourth quarter. Capital expenditures for 2008 are projected to be $150.0 million to $160.0 million. This includes $34.5 million for the remaining payments on the two new rigs to be delivered in 2008 and another $41.0 million for the continued upgrade of our fleet.
The Company reported total earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) of $84.4 million in the fourth quarter of 2007, compared to $83.7 million for the previous quarter and $105.0 million for the fourth quarter of 2006. On a per-rig-day basis, EBITDA was $8,916 for the fourth quarter of 2007, $8,703 for the third quarter of 2007 and $10,384 for the fourth quarter of 2006. Turnkey EBITDA per rig day in the fourth quarter was $11,219, and daywork EBITDA per rig day totaled $8,743. Our turnkey business added $40.4 million, or 11%, of total Company EBITDA for all of 2007 and outpaced daywork EBITDA per rig day by 49% for the year, reflecting the greater margins that can be achieved in this strategic business.
Under a plan initiated in 2006 that currently authorizes the repurchase of up to a cumulative total of $150 million of Grey Wolf common stock, the Company has repurchased 19.0 million shares and spent approximately $121.9 million of the authorization of this program. This includes repurchases of $33.7 million in the fourth quarter of 2007 and $2.1 million to date in the first quarter of 2008.
During the first quarter of 2008, the Company expects to average 99 to 102 rigs working with five to seven of these rigs performing turnkey services. In addition, average daywork EBITDA per rig day is expected to decrease by $700 to $800 in relation to the fourth quarter of 2007. Approximately half of this decline is related to an expected increase in daywork operating expenses per rig day as compared to the fourth quarter of 2007. The other half of the decline expected in the first quarter EBITDA per rig day is the result of reduced pricing on contract renewals and lower mobilization recoveries. Depreciation expense of approximately $26.2 million, interest expense of approximately $3.3 million and an effective tax rate of approximately 37% are expected for the first quarter of 2008.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

Grey Wolf has scheduled a conference call February 21, 2008 at 9:00 a.m. CT to discuss fourth quarter and year-end 2007 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 952-4645 domestically or (212) 231-2902 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21374010. A replay of the conference call will be available by telephone from 11:00 a.m. CT on February 21, 2008 until 11:00 a.m. CT on February 23, 2008. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21374010. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding: demand for the Company’s services, deployment of rigs, excessive rig supply in the market, the benefits of term contracts, first quarter 2008 rig activity, average daywork EBITDA per day, dayrates, projected depreciation, projected tax rate and interest expense, expected new rig cost and delivery schedule, 2008 financial results and projected capital expenditures in 2008. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a fleet of 121 drilling rigs, which will increase to 123 with the addition of two new rigs in 2008.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 20, 2008

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands, except per share amounts)
	(Unaudited)		(Unaudited)
Revenues	$213,045	$240,330	$906,577	$945,527
Costs and expenses:
Drilling operations	123,640	133,065	513,847	516,787
Depreciation and amortization	29,195	19,963	97,361	74,010
General and administrative	8,124	6,877	29,439	24,305
(Gain) loss on the sale of assets	(4)	(1,519)	(175)	(11,895)
Gain on insurance proceeds	—	—	—	(4,159)

Total costs and expenses	160,955	158,386	640,472	599,048

Operating income (loss)	52,090	81,944	266,105	346,479
Other income (expense):
Interest income	3,116	3,106	13,202	11,486
Interest expense	(3,459)	(3,464)	(13,910)	(13,614)

Other income (expense), net	(343)	(358)	(708)	(2,128)

Net income before income taxes	51,747	81,586	265,397	344,351
Income taxes expense:
Current	15,935	34,382	75,427	123,114
Deferred	1,794	(5,321)	20,078	1,286

Total income tax expense (benefit)	17,729	29,061	95,505	124,400

Net income applicable to common shares	$34,018	$52,525	$169,892	$219,951

Net income per common share: (1)
Basic	$0.19	$0.28	$0.93	$1.16

Diluted	$0.16	$0.24	$0.79	$0.98

Weighted average common shares outstanding:
Basic	179,428	185,023	182,006	190,088

Diluted	223,027	228,657	225,649	233,818

	Three Months Ended
	December 31,
	2007	2006

Marketed Rigs at December 31	121	115

Average Rigs Working:
Ark-La-Tex	25	26
Gulf Coast	22	23
South Texas	28	28
Rocky Mountain	13	16
Mexico	2	—
Mid-Continent	13	17

Total Average Rigs Working (2)	103	110

(1) Please see “Computation of Earnings Per Share” included in this release.

(2) For the first quarter to date through February 14, 2008, the Company averaged 100 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 20, 2008
Operating data comparison for the three months ended December 31, 2007 and 2006.

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations	Total	Operations	Operations	Total
		(Dollars in thousands except averages per rig day worked)
			(Unaudited)
Rig days worked	8,805	661	9,466	9,343	770	10,113
Contract drilling revenue	$180,045	$33,000	$213,045	$201,708	$38,622	$240,330
Drilling operating expenses	(98,323)	(25,317)	(123,640)	(100,297)	(32,768)	(133,065)
General and administrative expenses	(7,630)	(494)	(8,124)	(6,383)	(494)	(6,877)
Interest income	2,890	226	3,116	2,870	236	3,106
Gain (loss) on sale of assets	3	1	4	1,383	136	1,519

EBITDA	$76,985	$7,416	$84,401	$99,281	$5,732	$105,013

Average per rig day worked:
Contract drilling revenue	$20,448	$49,924	$22,506	$21,589	$50,158	$23,764
EBITDA	$8,743	$11,219	$8,916	$10,626	$7,444	$10,384
Operating data comparison for the years ended December 31, 2007 and 2006.

	Year Ended			Year Ended
	December 31, 2007			December 31, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations	Total	Operations	Operations	Total
		(Dollars in thousands except averages per rig day worked)
			(Unaudited)
Rig days worked	35,607	2,871	38,478	35,662	3,899	39,561
Contract drilling revenue	$752,045	$154,532	$906,577	$736,773	$208,754	$945,527
Drilling operating expenses	(400,582)	(113,265)	(513,847)	(368,637)	(148,150)	(516,787)
General and administrative expenses	(27,503)	(1,936)	(29,439)	(22,025)	(2,280)	(24,305)
Interest income	12,197	1,005	13,202	10,365	1,121	11,486
Gain (loss) on sale of assets	150	25	175	10,633	1,262	11,895
Gain on insurance proceeds				3,675	484	4,159

EBITDA	$336,307	$40,361	$376,668	$370,784	$61,191	$431,975

Average per rig day worked:
Contract drilling revenue	$21,121	$53,825	$23,561	$20,660	$53,540	$23,901
EBITDA	$9,445	$14,058	$9,789	$10,397	$15,694	$10,919

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 20, 2008
Reconciliation of
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) to net income
applicable to common shares
(in thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
Earnings before interest expense, taxes, depreciation, and amortization	$84,401	$83,671	$105,013	$376,668	$431,975
Depreciation and amortization	(29,195)	(24,355)	(19,963)	(97,361)	(74,010)
Interest expense	(3,459)	(3,521)	(3,464)	(13,910)	(13,614)
Total income tax expense	(17,729)	(20,207)	(29,061)	(95,505)	(124,400)

Net income applicable to common shares	$34,018	$35,588	$52,525	$169,892	$219,951

	December 31,	December 31,
	2007	2006
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$247,701	$229,773
Restricted cash	847	817
Other current assets	194,948	221,256

Total current assets	443,496	451,846
Net property and equipment	737,944	608,136
Other assets	26,530	27,002

Total assets	$1,207,970	$1,086,984

Current liabilities	$104,692	$147,082
Contingent convertible senior notes	275,000	275,000
Other long-term liabilities	18,126	9,877
Deferred income taxes	150,643	121,231
Shareholders’ equity	659,509	533,794

Total liabilities and equity	$1,207,970	$1,086,984

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — FEBRUARY 20, 2008
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Numerator:
Net income	$34,018	$52,525	$169,892	$219,951
Add interest expense on contingent convertible senior notes, net of related tax effects: (1)	2,114	2,088	8,325	8,117

Adjusted net income — diluted	$36,132	$54,613	$178,217	$228,068

Denominator:
Weighted average number of shares outstanding — basic	179,428	185,023	182,006	190,088
Effect of dilutive securities: Options-treasury stock method	421	703	600	887
Restricted stock	721	474	586	386
Contingent convertible senior notes (1)	42,457	42,457	42,457	42,457

Weighted average common shares outstanding — diluted	223,027	228,657	225,649	233,818

Earnings per share:
Basic	$0.19	$0.28	$0.93	$1.16

Diluted	$0.16	$0.24	$0.79	$0.98

(1) Please see our latest 10-Q for a description of our contingent convertible senior notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com